U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2020 (February 20, 2020)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	IBIO	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2020, iBio, Inc., a Delaware corporation (the “Company”), entered into a warrant exchange and amendment agreement (the “Exchange Agreement”) with certain holders (the “Holders”) of the Company’s Series A warrants (the “Original Series A Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and Series B warrants (the “Original Series B Warrants”) to purchase shares of Common Stock, each of which were issued in the Company’s underwritten offering of securities of October 28, 2019.

Pursuant to the Exchange Agreement, the Holders agreed to exchange Original Series A Warrants and Original Series B Warrants to purchase an aggregate of 15,000,000 shares of Common Stock for (i) an aggregate of 15,000,000 shares of newly-issued Common Stock and (ii) promissory notes (the “Notes”) in the aggregate principal amount of $3.3 million. The Holders further agreed to amendments to the remaining, unexchanged Original Series A Warrants and Original Series B Warrants as described below (as amended, the “New Series A Warrants” and “New Series B Warrants,” respectively, and collectively, the “New Warrants”). Following the Exchange Agreement, there will be an aggregate of New Warrants to purchase 9,595,000 shares of Common Stock.

The Notes do not bear interest except in the case of default and are payable in full on the earlier to occur of (i) August 20, 2020, or (ii) completion of an underwritten offering of securities by the Company resulting in gross proceeds of at least $10 million.

The New Warrants were amended to remove all price protection anti-dilution provisions from the Original Series A Warrants and Original Series B Warrants. The New Series B Warrants were also amended to provide that if there is a registration statement that covers the resale of the shares underlying the New Series B Warrants and other conditions are satisfied, the Company has the option to “call” for the cancellation of any or all of the New Series B Warrants, from time to time, by giving a call notice to the holder only after any 20-consecutive trading day period (the “Measurement Period”) during which the daily weighted average price of the Common Stock is not less than $1.00 during 10 of such trading days during the Measurement Period and the daily dollar trading volume of our Common Stock equals or exceeds $50,000 on each trading day during the Measurement Period.

The foregoing descriptions of the terms of the New Series A Warrants, New Series B Warrants, Notes and Exchange Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, such instruments and agreements, which are filed herewith as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The shares of Common Stock and the Notes issued pursuant to the Exchange Agreement were offered and sold in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The Company made this determination based on the representations of the Holders which included, in pertinent part, that each Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Series A Warrant to Purchase Common Stock*

4.2	Form of Amended and Restated Series B Warrant to Purchase Common Stock*

4.3	Form of Promissory Note*

10.1	Warrant Exchange and Amendment Agreement, between the Company and certain Holders, dated February 20, 2020*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: February 21, 2020	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO